AMENDMENT NUMBER ONE

                                    TO

                        FAIRFIELD COMMUNITIES, INC.

                        SAVINGS/PROFIT SHARING PLAN
                        ---------------------------


                        (effective January 1, 1995)



     THIS AMENDMENT to the Fairfield Communities, Inc. Savings/Profit Sharing Plan (the "Plan"), which Plan was originally effective March 1, 1976, and was restated effective July 1, 1994, is hereby entered into effective as of January 1, 1995.

     WHEREAS, it is desirable to amend the "Fairfield Communities, Inc. Savings/Profit Sharing Plan" restated effective July 1, 1994 (the "Plan") to provide for a safe harbor definition of "Compensation" under the Internal Revenue Code; and

     WHEREAS, Fairfield Communities, Inc., by resolutions adopted at a duly convened meeting of its Board of Directors held on November 18, 1994, in accordance with the provisions of Section 11.3 of the Plan, adopted the following amendments to the Plan, effective as of January 1, 1995;

     NOW, THEREFORE, subsection 1.1(A)(7) of the Plan is hereby amended, effective January 1, 1995, to provide as follows:

          (7) "Compensation" shall mean the amounts payable to an Employee by the Employer for services rendered as reported on the Employee's Federal income tax withholding statement (Form W-2) or its subsequent equivalent.

          Any amounts that would have been includable in the Employee's Compensation as described above if they had not received special tax treatment because they were deferred by the Employee through a salary reduction agreement shall be added to the amount described above and included in the Employee's "Compensation" for purposes of the Plan.

          The annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000 or such other amount as may be specified by the Secretary of the Treasury pursuant to his duties under Section 401(a)(17) of the Code.
     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitations under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          For purposes of applying the above limit to a Highly Compensated Employee who is a 5% Owner (as defined in Section 416(i)(1) of the Code) or one of the ten most highly paid Highly Compensated Employees, the Highly Compensated Employee's family shall be treated as a single employee with one Compensation and the limit shall be allocated among the family members in proportion to each member's Compensation (except for the purpose of determining Compensation below the Plan's Integration Level). For purposes of this paragraph, a Highly Compensated Employee's family shall include his or her spouse and his or her lineal descendants who have not reached the age of 19 before the end of the year.

     IN WITNESS WHEREOF, Fairfield Communities, Inc. has caused this Amendment to be executed by its duly authorized officer.

                              FAIRFIELD COMMUNITIES, INC.

                              By: /s/ Marcel J. Dumeny
                                 -------------------------------
                                      Marcel J. Dumeny
                                      Secretary